Consent of Independent Auditors






We consent to the reference to our firm under the captions "Financial Statements" in each of the Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated November 24, 1999 on the financial statements and financial highlights of Principal Government Securities Income Fund, Inc. in this Post-Effective Amendment No. 30 to Form N-1A Registration Statement under the Securities Act of 1933 (Registration No. 2-95816) and related prospectuses of Principal Government Securities Income Fund, Inc.



                                                               ERNST & YOUNG LLP


Des Moines, Iowa
February 24, 2000